INFORMATION MARKED BY [***] HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED PORTION HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

EXHIBIT 10.3

PATENT AND TECHNOLOGY LICENSE AGREEMENT
(as Amended)

THIS AGREEMENT ("AGREEMENT") is made on this 14th day of February, 2000 between the BOARD OF REGENTS ("BOARD") of THE UNIVERSITY OF TEXAS SYSTEM ("SYSTEM"), an agency of the State of Texas, whose address is 201 West 7th Street, Austin, Texas 78701, on behalf of THE UNIVERSITY OF TEXAS M. D. ANDERSON CANCER CENTER ("MDA"), a component Institution of SYSTEM and INEX Pharmaceuticals Corp, a British Columbia corporation having a principal place of business located at 100 - 8900 Glenlyon Parkway, Glenlyon Business Park, Burnaby, BC, Canada V5J 5J8 ("LICENSEE").

RECITALS

A.	BOARD owns certain PATENT RIGHTS and TECHNOLOGY RIGHTS related to LICENSED SUBJECT MATTER, which were jointly developed by LICENSEE and MDA.

B.
BOARD desires to have the LICENSED SUBJECT MATTER developed in the LICENSED FIELD and used for the benefit of LICENSEE, BOARD, SYSTEM, MDA, the inventor(s), and the public as outlined in BOARD'S Intellectual Property Policy.

C.	LICENSEE wishes to obtain an exclusive license from BOARD to its rights in the LICENSED SUBJECT MATTER,

NOW, THEREFORE, in consideration of the mutual covenants and promises herein contained, the parties agree as follows:

I.  EFFECTIVE DATE

1.1	This AGREEMENT is effective as of the date written herein above ("EFFECTIVE DATE") subject to approval of BOARD.

II.  DEFINITIONS

As used in this AGREEMENT, the following terms have the meanings indicated:

2.1
AFFILIATE means any business entity at least 50% owned by LICENSEE, any business entity which owns at least 50% of LICENSEE, or any business entity that is at least 50% owned by a business entity that owns at least 50% of LICENSEE.

2.2	LICENSED FIELD means cancer therapy.

2.3	LICENSED PRODUCTS means any product or service SOLD by LICENSEE or SUBLICENSEE comprising LICENSED SUBJECT MATTER pursuant to this AGREEMENT.

2.4	LICENSED SUBJECT MATTER means inventions and discoveries covered by PATENT RIGHTS or TECHNOLOGY RIGHTS within licensed Field.

2.5	LICENSED TERRITORY means worldwide.

2.6
NET SALES means the gross revenues received by LICENSEE or SUBLICENSEE from the SALE of LICENSED PRODUCTS less sales, discounts actually granted, sales and/or use taxes actually paid, import and/or export duties actually paid, outbound transportation actually prepaid or allowed, and amounts actually allowed or credited due to returns (not exceeding the original billing or invoice amount).

2.7
PATENT RIGHTS means BOARD'S rights in information or discoveries covered in patents, whether domestic or foreign, and all divisionals, continuations, continuations-in-part, reissues, reexaminations or extensions thereof, any patent document claiming priority therefrom, and any letters patent that issue thereon as defined in Exhibit I attached hereto.

2.8	SALE, SELL or SOLD shall mean the transfer or disposition of a LICENSED PRODUCT for value to a party other than LICENSEE, SUBLICENSEE, or AFFILIATE.

2.9
TECHNOLOGY RIGHTS shall mean BOARD'S rights in any technical information, know-how, processes, procedures, compositions, devices, methods, formulae, protocols, techniques, software, designs, drawings or data created by the inventor(s) listed in Exhibit I at MDA before the Effective Date relating to the use of liposomal vinca alkaloids which are not covered by PATENT RIGHTS but which are necessary for practicing the inventions covered PATENT RIGHTS.

III.  LICENSE

3.1
BOARD, through MDA, hereby grants to LICENSEE a royalty-bearing, exclusive license under LICENSED SUBJECT MATTER to manufacture, have manufactured, use and/or SELL LICENSED PRODUCTS within LICENSED TERRITORY for use within LICENSED FIELD and, subject to Paragraph 4.7 herein, will extend to BOARD's undivided interest in any LICENSED SUBJECT MATTER developed during the term of this AGREEMENT and jointly owned by BOARD and LICENSEE. This grant shall be subject to Paragraph 14.2 and 14.3 hereinbelow, the payment by LICENSEE to BOARD of all consideration as provided herein, the timely payment of all amounts due under any Sponsored Research Agreement between MDA and LICENSEE in effect during this AGREEMENT and is further subject to the following rights retained by BOARD and MDA to:

(a)	Publish the general scientific findings from research related to LICENSED SUBJECT MATTER and

(b)	Use LICENSED SUBJECT MATTER for educationally-related research, teaching, patient care, and other purposes.

Both subsections (a) and (b) above are subject to the terms of Article XI - Confidential Information and Publication.

3.2	LICENSEE may extend the license granted herein to any AFFILIATE provided that the AFFILIATE consents in writing to be bound by this AGREEMENT to the same extent as LICENSEE.

3.3
Subject to the Paragraph 3.4 herein below, LICENSEE may grant sublicenses under LICENSED SUBJECT MATTER consistent with the terms of this AGREEMENT provided that LICENSEE is responsible for its sublicensees relevant to this AGREEMENT, and for diligently collecting all amounts due LICENSEE from sublicensees. If a sublicensee pursuant hereto becomes bankrupt, insolvent or is placed in the hands of a receiver or trustee, LICENSEE, to the extent allowed under applicable law and in a timely manner, agrees to use its best reasonable efforts to collect all consideration owed to LICENSEE and to have the sublicense agreement confirmed or rejected by a court of proper jurisdiction.

INFORMATION MARKED BY [***] HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED PORTION HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

3.4	LICENSEE must deliver to NIDA a true and correct copy of each sublicense granted by LICENSEE, and any modification or termination thereof, within 30 days after execution, modification, or termination.

3.5
When this AGREEMENT is terminated, BOARD and MDA agree to accept as successors to LICENSEE, existing sublicensees in good standing at the date of termination provided that such sublicensees consent in writing to be bound by all of the terms and conditions of this AGREEMENT.

IV.  CONSIDERATION, PAYMENTS AND REPORTS

4.1	In consideration of rights granted by BOARD to LICENSEE under this AGREEMENT, LICENSEE agrees to pay MDA the following:

(a)
LICENSEE has been and continues to pay for expenses for future patent issues in filing, prosecuting, enforcing and maintaining PATENT RIGHTS, and all future expenses will be paid by LICENSEE, for so long as, and in such countries as, this AGREEMENT remains in effect. MDA maintains the option to file, prosecute, enforce and maintain patent rights in jurisdictions where LICENSEE elects to avoid patent prosecution.

(b)
non-refundable license documentation fee in the amount of $[***]. This fee will not reduce the amount of any other payment provided for in this ARTICLE IV, and is due and payable within 30 days after the AGREEMENT has been fully executed by all parties and LICENSEE has received an invoice for the amount from MDA;

(c)
A non-refundable annual minimum license fee payable on each anniversary of the Effective Date of US $[***] prior to patent issue, and a non-refundable annual minimum fee of US $[***] if a patent has issued as of said anniversary date. This annual minimum fee will be invoiced by MDA and payable by LICENSEE 30 days from receipt of invoice.

(d)	A running royalty equal to the:
1)
"Issued Patent" royalty designated below on the applicable portion of NET SALES of LICENSED PRODUCTS in national political jurisdictions in the LICENSED TERRITORY where LICENSED SUBJECT MATTER is covered by 1 or more issued patent(s) or granted/registered patent

2)
and a running royalty equal to the "Non-issued Patent" royalty designated below on the applicable portion of NET SALES of LICENSED PRODUCTS where LICENSED SUBJECT MATTER is covered by one or more pending patent applications but no issued or granted/registered patent as follows:

INFORMATION MARKED BY [***] HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED PORTION HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

ROYALTY SCHEDULE

Royalty is applied to each portion of Net Sales as follows: US $
	$[***] - $[***]	$[***] - $[***]	$[***]+
Issued Patent	[***]%	[***]%	[***]%

Royalty is applied to each portion of Net Sales as follows: US $
Non-Issued Patent	[***]%	[***]%	[***]%

In the event LICENSEE elected to forego patent prosecution in any given national political jurisdiction, MDA may at its option elect to pay for and maintain the patent in said jurisdiction. In the absence of any other agreement between the parties about said jurisdiction, if Licensee has Sales in said jurisdiction, then LICENSEE will reimburse MDA all patent expenses, 30 days after receipt of invoice and, in addition, LICENSEE will pay to MDA the royalty identified in the schedule above and an additional [***]% on Net Sales in each such jurisdiction if the patent claims cover the Licensed Subject Matter.

(e)	Annual minimum fees paid prior to Sales will not be credited against future royalty payments. Any annual minimum fees made in any given year of Sales will be credited against that year's royalty due.

4.2 Other Considerations:
(a) The calculation of said response rate will include all clinical sites, OTHER THAN MDA, who employ the Sarris dosing schedule and patient exclusion criteria. Phase II/III data generated by MDA may be used by INEX as identified in a Sponsored Research Agreement, and only excluded from calculation of this milestone payment.
(b) INEX will work with Drs. Cabanillas and Sarris to identify opportunities for additional sponsored research programs.

4.3
All such payments are payable within 30 days after March 31, June 30, September 30, and December 31 of each year during the term of this AGREEMENT, at which time LICENSEE will also deliver to BOARD and MDA a true and accurate report, giving such particulars of the business conducted by LICENSEE and its sublicensees, if any exist, during the preceding three (3) calendar months under this AGREEMENT as necessary for BOARD to account for LICENSEES's payments hereunder. This report will include pertinent data, including, but not limited to:

(a) the total quantities of LICENSED PRODUCTS produced;
(b) the total SALES
(c) the calculation of royalties thereon
(d) the total royalties or minimum royalties so computed and due MDA; and all other amounts due MDA herein.

4.4
During the Term of this AGREEMENT and for 1 year thereafter, LICENSEE agrees to keep complete and accurate records of its and its sublicensees' SALES and NET SALES of LICENSED PRODUCTS in sufficient detail to enable the royalties payable hereunder to be determined. LICENSEE agrees to permit MDA or its representatives, at MDA's expense, to periodically, but not more than once per calendar year, examine its books, ledgers, and records during regular business hours for the purpose of and to the extent necessary to verify any report required under this AGREEMENT. If the amounts due MDA are determined to have been underpaid in an amount equal to or greater than [***]% of the total amount due during the period of time so examined, then LICENSEE will pay the cost of the examination plus the accrued interest at the highest allowable rate.

INFORMATION MARKED BY [***] HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED PORTION HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

4.5
Upon the request of MDA, but not more than one time per calendar year, LICENSEE will deliver to MDA a written progress report as to LICENSEE'S (and sublicensees') efforts and accomplishments during the preceding year in diligently commercializing LICENSED SUBJECT MATTER in the LICENSED TERRITORY and LICENSEE'S (and sublicensees') commercialization plans for the upcoming year. This report is not to be construed as a performance obligation.

4.6
All amounts payable hereunder by LICENSEE shall be payable in United States funds without deductions for taxes, assessments, fees, or charges of any kind. Checks are to be made payable to The University of Texas M. D. Anderson Cancer Center, Box 297402, Houston, Texas 77297, Attention: Manager, Grants and Contracts Accounting and mailed by U.S. mail.

4.7	No payments due or royalty rates owed under this AGREEMENT will be reduced as the result of co-ownership of LICENSED SUBJECT MATTER by BOARD and another party, including, but not limited to LICENSEE.

V.  SPONSORED RESEARCH

5.1
If LICENSEE desires to sponsor research for or related to the LICENSED SUBJECT MATTER, and particularly where LICENSEE receives payments for sponsored research pursuant to a sublicense under this AGREEMENT, LICENSEE will give good faith consideration to funding the proposals at MDA.

VI.  PATENTS AND INVENTIONS

6.1
If after consultation with LICENSEE, both parties agree that a patent application should be filed for LICENSED SUBJECT MATTER, BOARD or LICENSEE will prepare and file the appropriate patent applications, and LICENSEE will pay the cost of searching, preparing, filing, prosecuting and maintaining same. If LICENSEE notifies MDA that it does not intend to pay the cost of a patent application or the prosecution or maintenance thereof in a national political jurisdiction, then MDA may file, prosecute or maintain such application, at its own expense, and LICENSEE will have no further rights to such patent application or patent unless LICENSEE is a co-inventor of such, in which case right to practice the invention shall be governed by US Patent Law rules. LICENSEE will provide MDA a copy of the application for which LICENSEE has paid the cost of filing, as well as copies of any documents received or filed during prosecution thereof.

VII.  INFRINGEMENT BY THIRD PARTIES

7.1
LICENSEE, at its expense, has the right to enforce any patent exclusively licensed hereunder against infringement by third parties and is entitled to retain recovery from such enforcement. LICENSEE agrees to pay MDA a royalty on any monetary recovery after recovery of litigation or settlement expenses, if the monetary recovery is for damages or a reasonable royalty in lieu thereof. If LICENSEE does not file suit against a substantial infringer within 6 months of knowledge thereof, then BOARD and MDA may, at their sole discretion, enforce any patent licensed hereunder on behalf of itself and LICENSEE, with MDA retaining all recoveries from such enforcement, and/or reducing the license granted hereunder to non-exclusive.

INFORMATION MARKED BY [***] HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED PORTION HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

7.2
In any suit or dispute involving an infringer, the parties agree to cooperate fully with each other. At the request and expense of the party bringing suit, the other party will permit access to all relevant personnel, records, papers, information, samples, specimens, and the like, during regular business hours.

VIII.  PATENT MARKING

8.1
LICENSEE agrees that all packaging containing individual LICENSED PRODUCT(S), and documentation therefore, SOLD by LICENSEE, AFFILIATES, and/or sublicensees of LICENSEE will be permanently and legibly marked with the number of the applicable patent(s) licensed hereunder in accordance with each country's patent laws, including Title 35, United States Code.

IX.  INDEMNIFICATION

9.1
LICENSEE agrees to hold harmless and indemnify BOARD, SYSTEM, MDA, its Regents, officers, employees, students, and agents (collectively the "INDEMNITEES") from and against any claims, demands, or causes of action whatsoever, costs of suit and reasonable attorney's fees, including without limitation, those costs arising on account of any injury or death of persons or damage to property caused by, or arising out of, or resulting from, the exercise or practice of the license granted hereunder by LICENSEE, officers, its AFFILIATES or their officers, employees, agents or representatives except in the event of gross negligence on the part of any of the INDEMNITEES. This provision does not apply to any action or omission of any of the INDEMNITEES which is subject to another agreement between the parties or their agents, such as a sponsored research agreement or a clinical trial agreement.

X.  USE OF BOARD AND COMPONENT'S NAME

10.1	LICENSEE will not use the name of (or the name of any employee of) MDA, SYSTEM or BOARD without the advance express written consent of BOARD secured through:

The University of Texas
M. D. Anderson Cancer Center
Office of Public Affairs
1515 Holcombe Boulevard, Box 229
Houston, Texas 77030
ATTENTION: Stephen C. Stuyck

XI.  CONFIDENTIAL INFORMATION AND PUBLICATION

11.1
MDA and LICENSEE each agree that all information contained in documents marked "confidential" and forwarded to one by the other (1) are to be received in strict confidence, (ii) used only for the purposes of this AGREEMENT, and (iii) not disclosed by the recipient party (except as required by law or court order), its agents or employees without the prior written consent of the other party, except to the extent that the recipient party can establish competent written proof that such information:

INFORMATION MARKED BY [***] HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED PORTION HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

(a) was in the public domain at the time of disclosure;
(b) later became part of the public domain through no act or omission of the recipient party, its employees, agents, successors or assigns;
(c) was lawfully disclosed to the recipient party by a third party having the right to disclose it
(d) was already known by the recipient party at the time of disclosure;
(e) was independently developed by the recipient; or
(f) is required by law or regulation to be disclosed.

11.2
Each party's obligation of confidence hereunder will be fulfilled by using at least the same degree of care with the other party's confidential information as it uses to protect its own confidential information. This obligation will exist while this AGREEMENT is in force and for a period of 3 years thereafter.

11.3
MDA reserves the right to publish the general scientific findings from research related to LICENSED SUBJECT MATTER, with due regard to the protection of LICENSEE'S confidential information. MDA will submit the manuscript of any proposed publication to LICENSEE at least 30 days before publication, and LICENSEE shall have the right to review and comment upon the publication in order to protect LICENSEE'S confidential information. Upon LICENSEE'S request, publication may be delayed up to 60 additional days to enable LICENSEE to secure adequate intellectual property protection of LICENSEE'S confidential information that would be affected by the publication.

XII.  ASSIGNMENT

12.1
Except in connection with the sale of substantially all of LICENSEE's assets to a third party, this AGREEMENT may not be assigned by LICENSEE without the prior written consent of BOARD, which will not be unreasonably withheld.

XIII.  TERM AND TERMINATION

13.1
Subject to Articles 13.2, 13.3 and 13.4 hereinbelow, the term of this AGREEMENT is from the EFFECTIVE DATE to the full end of the term or terms for which PATENT RIGHTS have not expired, or if only TECHNOLOGY RIGHTS are licensed and no PATENT RIGHTS are applicable, for a term of 15 years.

13.2
Any time after 1 year from the EFFECTIVE DATE, BOARD and MDA have the right to terminate this license in any national political jurisdiction within the LICENSED TERRITORY if LICENSEE, within 90 days after receiving written notice from MDA of the intended termination, fails to provide written evidence satisfactory to MDA that LICENSEE or its sublicensee(s) has commercialized or is actively attempting to commercialize a licensed invention in such jurisdiction(s). The following definitions apply to Section 13.2: (i) "commercialize" means having SALES of LICENSED PRODUCTS incorporating PATENT RIGHTS or incorporating TECHNOLOGY RIGHTS in such jurisdiction; or (ii) “active attempts to commercialize” means ongoing and active research, development, manufacturing, marketing, or sales program as appropriate, directed toward obtaining regulatory approval, and/or production and/or SALES of LICENSED PRODUCTS incorporating PATENT RIGHTS or incorporating TECHNOLOGY RIGHTS in any jurisdiction, and has provided plans acceptable to MDA, in its sole discretion, to commercialize licensed inventions in the jurisdiction(s) that MDA intends to terminate. Parties acknowledge that to the extent LICENSEE is a joint owner of Patent Rights, such termination does not inhibit LICENSEE's right to practice under its undivided interest in the invention.

INFORMATION MARKED BY [***] HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED PORTION HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

13.3	Subject to any rights herein which survive termination, this AGREEMENT will earlier terminate in its entirety:

(a)
automatically if LICENSEE shall become bankrupt or insolvent and/or if the business of LICENSEE shall be placed in the hands of a receiver or trustee, whether by voluntary act of LICENSEE or otherwise; or

(b)
upon 30 days written notice by MDA if LICENSEE breaches or defaults on the payment or report obligations of ARTICLE IV, or use of name obligations of ARTICLE X; unless, before the end of the 30 day period, LICENSEE has cured the default or breach and so notifies BOARD, stating the manner of the cure; or

(c)
upon 90 days written notice from MDA if LICENSEE breaches or defaults on any other obligation under this AGREEMENT (such written notice to specify such breach or default), unless, before the end of the 90 day period, LICENSEE has cured the default or breach and so notifies BOARD, stating the manner of the cure; or

(d)	at any time by mutual written agreement between LICENSEE, MDA and BOARD, upon 130 days written notice to all parties and subject to any terms herein which survive termination; or

(e)	in relevant part under the provisions of Paragraph 13.2 if invoked.

13.4 If this AGREEMENT is terminated for any cause:

(a)	nothing herein shall be construed to release either party of any obligation matured prior to the effective date of the termination;

(b)	LICENSEE covenants and agrees to be bound by the provisions of ARTICLES IX (indemnification), X (Use of Board and Component's Name) and XI (Confidential Information) of this AGREEMENT;

(c)
LICENSEE may, after the effective date of such termination, SELL all LICENSED PRODUCTS that it has on hand at the date of termination, if LICENSEE pays the earned royalty thereon and any other amounts due pursuant to ARTICLE IV of this AGREEMENT.

XIV.  WARRANTY: SUPERIOR-RIGHTS

14.1
Except for the rights, if any, of the Government of the United States as set forth below, BOARD represents and warrants its belief that (1) it is the owner of an undivided joint right, title, and interest in and to LICENSED SUBJECT MATTER, (2) it has the right to grant an exclusive license to its rights, title and interest thereunder, and (3) it has not knowingly granted licenses thereunder to any other entity that would restrict rights granted hereunder except as stated herein.

INFORMATION MARKED BY [***] HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED PORTION HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

14.2
LICENSEE understands that the LICENSED SUBJECT MATTER may have been developed under a funding agreement with the Government of the United States of America and, if so, that the Government may have certain rights relative thereto. This AGREEMENT is explicitly made subject to the Governments rights under any such agreement and any applicable law or regulation, including P.L. 96-517 as amended by P.L. 98-620. To the extent that there is a conflict between any such agreement, applicable law or regulation and this AGREEMENT, the terms of such Government agreement, applicable law or regulation shall prevail.

14.3
LICENSEE understands and agrees that BOARD, by this AGREEMENT, makes no representation as to the operability or fitness for any use, safety, and efficacy, approvability by regulatory authorities, time and cost of development, patentability, and/or breadth of the LICENSED SUBJECT MATTER. BOARD, by this AGREEMENT, also makes no representation as to whether there are any patents now held, or which will be held, by others or by BOARD in the LICENSED FIELD, nor does BOARD make any representation that the inventions contained in PATENT RIGHTS do not infringe any other patents now held or that will be held by others or by BOARD.

14.4
LICENSEE, by execution hereof, acknowledges, covenants and agrees that LICENSEE has not been induced in anyway by BOARD, SYSTEM, MDA or employees thereof to enter into this Agreement, and further warrants and represents that (i) LICENSEE has conducted sufficient due diligence with respect to all items and issues pertaining to this Agreement; and (ii) LICENSEE has adequate knowledge and expertise, or has used knowledgeable and expert consultants, to adequately conduct such due diligence, and agrees to accept all risks inherent herein.

XV.  GENERAL

15.1
This AGREEMENT constitutes the entire and only AGREEMENT between the parties for LICENSED SUBJECT MATTER and all other prior negotiations, representations, agreements and understandings are superseded hereby. No agreements altering or supplementing the terms hereof may be made except by a written document signed by both parties.

15.2	Any notice required by this AGREEMENT shall be given by prepaid, first class, certified mail, return receipt requested, and addressed in the case of BOARD to:

BOARD OF REGENTS The University of Texas System 201 West Seventh Street Austin, Texas 78701 ATTENTION: Office of General Counsel

With copy to	The University of Texas M.D. Anderson Cancer Center Office of Technology Development 1020 Holcombe Boulevard, Suite 1405 Houston, Texas 77030 ATTENTION: William J. Doty

INFORMATION MARKED BY [***] HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED PORTION HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

Or in the case of LICENSEE to:	President and CEO ATTN: Mr. David J. Main INEX Pharmaceuticals Corporation 100-8900 Glenlyon Pkwy Burnaby BC CANADA V5J5J8

or such other address as may be given from time to time under the terms of this notice provision.

15.3	LICENSEE must comply with all applicable federal, state and local laws and regulations in connection with its activities pursuant to this AGREEMENT.

15.4	This AGREEMENT shall be construed and enforced in accordance with the laws of the United States of America and of the State of Texas.

15.5	Failure of BOARD to enforce a right under this AGREEMENT will not act as a waiver of that right or the ability to later assert that right relative to the particular situation involved.

15.6	Headings included herein are for convenience only and shall not be used to construe this AGREEMENT.

15.7	If any part of this AGREEMENT is for any reason to be found unenforceable, all other parts nevertheless will remain enforceable.

IN WITNESS WHEREOF, parties hereto have caused their duly authorized representatives to execute this AGREEMENT.

THE UNIVERSITY OF TEXAS M.D. ANDERSON CANCER CENTER	BOARD OF REGENTS OF THE UNIVERSITY OF TEXAS SYSTEM

By /s/ Michael J. Best	By /s/ John Mendelsohn, M.D.

Michael J. Best Associate Vice President For Business Affairs Date: 1-24-00	John Mendelsohn, M.D. President, M.D. Anderson Cancer Center Date: 2-9-00

APPROVED AS TO CONTENT:	APPROVED AS TO FORM:

By /s/ William J. Doty	By /s/ BethLynn Maxwell

William J. Doty Director, Technology Development Date: 01/20/2000	BethLynn Maxwell, Esq. Office of General Counsel Date: 14 Feb. 00

INFORMATION MARKED BY [***] HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED PORTION HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

INEX PHARMACEUTICALS CORPORATION

By /s/ David J. Main

Name: David J. Main Title: President & CEO Date: June 14, 2000

EXHIBIT I

"The Use of Liposomal Vincristine in Order to Circumvent Toxicity and Allow Administration of Higher Doses of Drug", ID99-061
Andreas H. Sarris, M.D., Ph.D., et al

U.S. Patent Application S.N. 601127,444 filed 01-April-99 entitled
"Compositions and Methods for Treating Lymphoma"

U.S. Patent Application S.N. 64/137,194 filed 02-June-99 entitled
"Compositions and Methods for Treating Lymphoma"